EXHIBIT 10.1




                                 AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT

         This Amendment No. 2, dated as of October 13, 2006 ("Amendment No. 2"), modifies that certain Employment Agreement (the "Employment Agreement"), dated as of February 3, 2003, by and between Darling International Inc., a StateplaceDelaware corporation ("Employer" or the "Company"), and Randall C. Stuewe ("Employee"), as amended by Amendment No. 1, dated as of July 1, 2003 ("Amendment No. 1" and together with the Employment Agreement, the "Agreement").

         The parties hereto agree as follows:

1. The definition of the word "Term" is hereby struck from the second paragraph of the Agreement.

2. Section 5 of the Agreement is hereby amended and restated in full as follows:

         "Term" means the period beginning July 1, 2003 and extending through February 3, 2008, subject to (i) Employer's right to terminate the Term on not less than six months notice to Employee, with or without Cause,
         (ii) automatic extension or multiple extensions for successive one-year periods after February 3, 2008, unless terminated by not less than six months prior notice by either Employer or Employee prior to the expiration of the Term or any extension thereof, and (iii) termination as provided in Section 15. The term "Employment Period" means all times during which Employee is employed by Employer, commencing on the date of this Agreement and continuing throughout the Term and any extensions thereof.

3. Section 6(b) of the Agreement is hereby amended and restated in full as follows::

         (b) If Employer terminates the Employment Period during the Term (or any extension thereof), except as provided in Section 7 below, Employer shall continue to pay Employee the Base Salary in effect at the time of Termination, periodically in accordance with Employer's standard payment practices for executives, until the later of (i) February 3, 2008 or (ii) the one-year anniversary of such termination (either (i) or (ii) above, the "Salary Continuation Period"). During the Salary Continuation Period, Employer shall pay to Employee (1) any Bonus as provided in Section 12 below, subject to the provisions of Section 7,
         (2) continuing coverage under Employer's then-existing health and dental insurance for Employee and his family, and (3) reimbursement of

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         reasonable relocation expenses from the Dallas/Ft. Worth metropolitan area to Monterey, California, which shall be limited to realtor's fees and closing costs for the sale of Employee's Texas home and reasonable costs of moving Employee's household goods from the Dallas/Ft. Worth metropolitan area to Monterey, California. During the Salary Continuation Period, Employee shall continue to accrue time in service toward vesting in the Company's Salaried Employee's Pension Plan, to the extent such plan is in effect at the time and such accruals are permissible under such plan. Following the Salary Continuation Period, Employer shall have no further obligation to pay any compensation to Employee.


4. Section 13 (b) of the Agreement is modified to provide that Employee shall be entitled to the exclusive use of a motor vehicle of his choice having a suggested retail price not to exceed $65,000.00 (Sixty-Five Thousand Dollars), subject to the other terms and conditions of Section 13(b) which are not otherwise modified herein.

5. Section 15(e) of the Agreement is hereby amended and restated in its entirety as follows:

         (e) Effects of Termination for Death or Disability. Upon the occurrence of Employee's death during the Employment Period, Employee's designated beneficiary shall be entitled to receive death benefits equal to two times Employee's then-effective Base Salary from a group life insurance policy maintained by Employer at its sole expense. Upon Employee's disability during the Employment Period, Employee or his legal representatives shall be entitled to receive $10,000 per month until age 65 under a group disability policy maintained by Employer at its sole expense.

6. Section 2 of Amendment No. 1 is deleted in its entirety. Section 7 of the Agreement is modified by adding the following language at the end of Section 7.

         "; provided, however, this Section 7 shall not apply if Employee's resignation is a Forced Resignation (as hereinafter defined) and Employee shall, upon a Forced Resignation, be entitled to the benefits described in Section 6(b) of this Agreement. `Forced Resignation' shall mean Employee's resignation as a result of (i) a material change in Employee's full authority to manage the business of the Company or (ii) a material increase in the indebtedness of the Company over Employee's objection or as a result of a Change of Control (as defined in Section 11(e)), in either case as shall be reasonably determined by Employee and specified in his letter of resignation to Employer."

7. Except as expressly amended or modified hereby, the Agreement shall remain in full force and effect.


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        IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 2.


                                                 DARLING INTERNATIONAL INC.

                                                   /s/  John O. Muse
                                                 ------------------------------
                                                 By John O. Muse
                                                 Executive Vice President



                                                   /s/  Randall C. Stuewe
                                                 ------------------------------
                                                 Randall C. Stuewe